Exhibit 21

Subsidiaries of the Registrant

Organized under the laws of
1328556 Ontario Inc.	Ontario
Architel Systems (U.S.) Corporation	Delaware
Architel Systems Corporation	Canada
Bay Networks Redes de Dados para Sistemas Informaticos, Lda.	Portugal
Capital Telecommunications Funding Corporation	Canada
CoreTek, Inc.	Delaware
CTFC Canada Inc.	Canada
Guangdong Nortel Telecommunications Equipment Co., Ltd.	China
Matra Communication Cellular Terminals GmbH	Germany
Nor.Web DPL Limited	United Kingdom
Nortel Altsystems Inc.	Delaware
Nortel Altsystems International Inc.	Delaware
Nortel Communications Holdings (1997) Limited	Israel
Nortel Communications Inc.	Ontario
Nortel de Mexico, S. de R. L. de C. V.	Mexico
Nortel GmbH	Germany
Nortel Networks (Asia) Limited	Hong Kong
Nortel Networks (Austria) GmbH	Austria
Nortel Networks (Bulgaria) EOOD	Bulgaria
Nortel Networks (CALA) Inc.	Florida
Nortel Networks (China) Limited	China
Nortel Networks (India) Private Limited	New Delhi, India
Nortel Networks (Ireland) Limited	Ireland
Nortel Networks (Northern Ireland) Limited	Northern Ireland
Nortel Networks (Photonics) Pty Ltd.	NSW, Australia
Nortel Networks (Shannon) Limited	Ireland
Nortel Networks (Thailand) Ltd.	Thailand
Nortel Networks AB	Sweden
Nortel Networks AG	Switzerland
Nortel Networks Applications Management Solutions Inc.	Delaware
Nortel Networks AS	Norway
Nortel Networks Australia Pty Limited	NSW, Australia
Nortel Networks BV	Netherlands
Nortel Networks Cable Solutions Inc.	Delaware
Nortel Networks Capital Corporation	Delaware
Nortel Networks Chile S.A.	Chile
Nortel Networks Communications (Israel) Limited	Israel
Nortel Networks Communications Engineering Ltd.	China
Nortel Networks de Argentina, S.A.	Argentina
Nortel Networks de Bolivia S.A.	Bolivia
Nortel Networks de Colombia, S.A.S.	Colombia
Nortel Networks de Guatemala, Ltda.	Guatemala
Nortel Networks de Mexico, S.A. de C.V.	Mexico
Nortel Networks de Venezuela, C.A.	Venezuela
Nortel Networks del Ecuador, S.A.	Ecuador
Nortel Networks del Paraguay S.A.	Paraguay
Nortel Networks del Uruguay, S.A.	Uruguay
Nortel Networks Eastern Mediterranean Ltd.	Israel
Nortel Networks Electronics Corporation	Canada
Nortel Networks Employee Benefit Trustee Company Limited	United Kingdom
Nortel Networks Engineering Service Kft.	Hungary
Nortel Networks Europe Sales Limited	Ireland
Nortel Networks Financial Services Limited Liability Company	Hungary
Nortel Networks France SAS	France
Nortel Networks Global Corporation	Canada
Nortel Networks Hispania, S.A.	Spain
Nortel Networks HPOCS Inc.	Delaware
Nortel Networks Inc.	Delaware

Nortel Networks India International Inc.	Delaware
Nortel Networks International Corporation	Canada
Nortel Networks International Finance & Holding BV	Netherlands
Nortel Networks International Inc.	Delaware
Nortel Networks Israel (Sales and Marketing) Limited	Israel
Nortel Networks Japan	Japan
Nortel Networks Korea Limited	Korea
Nortel Networks Limited	Canada
Nortel Networks Malaysia Sdn. Bhd.	Malaysia
Nortel Networks Mauritius Ltd.	Mauritius
Nortel Networks New Zealand Limited	New Zealand
Nortel Networks NV	Belgium
Nortel Networks O.O.O.	Russia
Nortel Networks Optical Components (Switzerland) GmbH	Switzerland
Nortel Networks Optical Components Inc.	Delaware
Nortel Networks Optical Components Limited	United Kingdom
Nortel Networks OY	Finland
Nortel Networks Peru S.A.C.	Peru
Nortel Networks Polska Sp. z o.o.	Poland
Nortel Networks Portugal, S.A.	Portugal
Nortel Networks Properties Limited	United Kingdom
Nortel Networks Romania Srl	Romania
Nortel Networks S.p.A.	Italy
Nortel Networks S.R.O.	Czech Republic
Nortel Networks SA	France
Nortel Networks Singapore Pte Ltd	Singapore
Nortel Networks Slovensko, s.r.o.	Slovak Republic
Nortel Networks South Africa (Proprietary) Limited	South Africa
Nortel Networks Southeast Asia Pte Ltd.	Singapore
Nortel Networks Technology (Thailand) Ltd.	Thailand
Nortel Networks Technology Corporation	Nova Scotia
Nortel Networks Technology K.K.	Japan
Nortel Networks Technology Ltd.	Cayman Islands
Nortel Networks Telecommunications Equipment (Shanghai) Co., Ltd.	China
Nortel Networks Telecomunicacoes do Brasil Ltda.	Brazil
Nortel Networks UK Limited	United Kingdom
Nortel Networks UK Pension Trust Limited	United Kingdom
Nortel Technology Excellence Centre Private Limited	Bangalore, India
Nortel Telecom International Limited	Nigeria
Nortel Trinidad and Tobago Limited	Trinidad and Tobago
Nortel Ventures LLC	Delaware
Nortel Vietnam Limited	Vietnam
Nortel-SE d.o.o. Beograd	Serbia
Northern Telecom Canada Limited	Canada
Northern Telecom France SA	France
Northern Telecom International Inc.	Delaware
Northern Telecom Maroc SA	Morocco
Northern Telecom PCN Limited	United Kingdom
PT Nortel Networks Indonesia	Jarkarta, Indonesia
Qtera Corporation	Delaware
Regional Telecommunications Funding Corporation	Canada
Sonoma Systems	California
Star 21 Facility Management GmbH & Co. KG	Germany
Star 21 Facility Management Verwaltung GmbH	Germany
Star 21 NETWORKS (Schweiz) AG	Switzerland
Star 21 NETWORKS Deutschland GmbH	Germany
Star 21 Networks GmbH	Germany
Star 21 Operations GmbH	Germany
TSFC Canada Inc.	Canada
Xros, Inc.	Delaware